EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. 1350
     Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of his knowledge:
1.	The annual report on Form 10-K of NeuStar, Inc. for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

March 2, 2009	By:	/s/ Jeffrey E. Ganek
Jeffrey E. Ganek
Chief Executive Officer

March 2, 2009	By:	/s/ Paul S. Lalljie
Paul S. Lalljie
Interim Chief Financial Officer

     A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.